                                                                    Exhibit 99.3
                                                                          Page 8

Case Name: Aerovox, Inc.                                            FORM OPR-3
Case No.:  01-14680 jnf
TRADE ACCOUNTS RECEIVABLE

                                       Total               Current    1-30 Days    31-60 Days     61-90 Days   Over 90 Days
                                       -----               -------    ---------    ----------     ----------   ------------
Month: December 29, 2001             7,230,853            3,620,279   1,900,573       489,264         19,898      1,200,839
 Allowance for Doubtful Accounts    (1,350,439)

Month: January 26, 2002              7,167,409            4,062,705   1,346,965       398,867        217,644      1,141,228
 Allowance for Doubtful Accounts    (1,359,439)

Month: February 23, 2002             7,698,454            4,385,692   1,879,006       158,952         79,734      1,195,070
 Allowance for Doubtful Accounts    (1,368,595)

Month: March 30, 2002                7,498,202            4,572,748   2,099,469       278,322        (12,390)       560,053
 Allowance for Doubtful Accounts      (973,473)

Month: April 27, 2002                7,458,906            5,024,894   1,932,989       103,705          6,394        390,924
 Allowance for Doubtful Accounts      (983,473)

Note: Days aged denotes past due, i.e. 1-30 days past due.